           As filed with the Securities and Exchange Commission on June 17, 1998
                                                    Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                      CBT GROUP PUBLIC LIMITED COMPANY
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ----------------------


     REPUBLIC OF IRELAND                                      N.A.
(STATE OR OTHER JURISDICTION OF            I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                             1005 HAMILTON COURT
                        MENLO PARK, CALIFORNIA 94025
                (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S
                        PRINCIPAL EXECUTIVE OFFICES)

                           ----------------------


    THE FOREFRONT GROUP, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN THE FOREFRONT GROUP, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
  THE FOREFRONT GROUP, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          (FULL TITLE OF THE PLAN)

                           ----------------------

                             ELIZABETH K. ROEMER
                     VICE PRESIDENT AND GENERAL COUNSEL
                                CBT GROUP PLC
                             1005 HAMILTON COURT
                            MENLO PARK, CA  94025
                               (650) 614-5900
            (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)

                           ----------------------

                                  COPY TO:
                               ALAN K. AUSTIN
                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050

                           ----------------------

                       CALCULATION OF REGISTRATION FEE

======================================================================================================================
TITLE OF SECURITIES                       AMOUNT TO BE    PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
TO BE REGISTERED                           REGISTERED      OFFERING PRICE     AGGREGATE OFFERING       REGISTRATION
                                                             PER SHARE             PRICE                   FEE
----------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise
 of outstanding options under The
 ForeFront Group, Inc. Amended and
 Restated 1992 Stock Option Plan               288,578         $11.64 (1)      $ 3,359,048 (1)         $  991 (1)
----------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise
 of outstanding options under The
 ForeFront Group, Inc. Amended and
 Restated 1996 Stock Option Plan               798,780         $16.90 (1)      $13,499,382 (1)         $3,983 (1)
----------------------------------------------------------------------------------------------------------------------
Ordinary Shares issuable upon exercise
 of outstanding options under The
 ForeFront Group, Inc.   1996
 Non-Employee Directors' Stock Option
 Plan                                           18,822         $15.68 (1)      $   295,129 (1)         $   88 (1)
----------------------------------------------------------------------------------------------------------------------
     TOTAL                                   1,106,180                         $17,153,559         $    5,062 (1)
======================================================================================================================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee. The proposed maximum offering price represents the weighted average exercise price per share of the stock options registered hereunder.

                        CBT GROUP PUBLIC LIMITED COMPANY

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
--------------------------------------------------

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

          The following documents and information previously filed by CBT Group Public Limited Company (the "Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

       (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

       (c) The Company's Current Report on Form 8-K dated June 12, 1998.

       (d) The description of the Company's Ordinary Shares as contained in the Company's Registration Statement on Form 8-A filed on March 9, 1995 and Amendment No. 1 thereto on Form 8-A/A filed on April 10, 1995.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          The Company's Articles of Association authorize the Company to indemnify the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. The Company's subsidiary, CBT Systems USA Ltd., has entered into indemnification agreements with its directors and officers and directors and officers of the Company serving at the request of CBT Systems USA Ltd. The indemnification agreements under certain circumstances require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company has obtained directors and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates or employees for certain liabilities.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8.   EXHIBITS
          --------

 Exhibit
  Number                                Document
---------       ---------------------------------------------------
   4.1          The ForeFront Group, Inc. Amended and Restated 1992 Stock Option
                Plan

   4.2          The ForeFront Group, Inc. 1996 Non-Employee Directors' Stock
                Option Plan

   4.3          The ForeFront Group, Inc. Amended and Restated 1996 Stock Option
                Plan

   5.1 Opinion of Binchys, Solicitors with respect to the securities being registered

  23.1          Consent of Ernst & Young, Chartered Accountants

  23.2          Consent of Binchys, Solicitors (contained in Exhibit 5.1)

  24.1          Power of Attorney (See Signature Page)


Item 9.   UNDERTAKINGS
          ------------

    (a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, State of California, on this 16 day of June, 1998.

                                        CBT GROUP PUBLIC LIMITED COMPANY



                                        By: /s/ James J. Buckley
                                           _______________________________
                                           James J. Buckley, President and
                                           Chief Executive Officer


                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buckley and Richard Y. Okumoto, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                      Date
         ---------                         -----                      ----

  /s/ William G. McCabe
---------------------------  Chairman of the Board              June  16, 1998
    William G. McCabe


   /s/ James J. Buckley
---------------------------  President, Chief Executive         June 16, 1998
     James J. Buckley        Officer (Principal Executive
                             Officer) and Director

 /s/ Richard Y. Okumoto
---------------------------  Vice President, Finance, and       June 16, 1998
   Richard Y. Okumoto        Chief Financial Officer
                             (Principal Financial Officer),
                             and U.S. Representative


  /s/ John P. Hayes
---------------------------  Group Financial Controller         June 16, 1998
     John P. Hayes           (Principal Accounting Officer)
                             and Director



---------------------------  Director                           June ____, 1998
   Gregory M. Priest



---------------------------  Director                           June ____, 1998
   Patrick J. McDonagh


     /s/ John Grillos
---------------------------  Director                           June 16, 1998
       John Grillos

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
  Number                                Document
---------       ---------------------------------------------------
   4.1          The ForeFront Group, Inc. Amended and Restated 1992 Stock Option
                Plan

   4.2          The ForeFront Group, Inc. 1996 Non-Employee Directors' Stock
                Option Plan

   4.3          The ForeFront Group, Inc. Amended and Restated 1996 Stock Option
                Plan

   5.1 Opinion of Binchys, Solicitors with respect to the securities being registered

  23.1          Consent of Ernst & Young, Chartered Accountants

  23.2          Consent of Binchys, Solicitors (contained in Exhibit 5.1)

  24.1          Power of Attorney (See Signature Page)